EXHIBIT 10.2

$50,000,000.00	Birmingham, Alabama October 29, 2018

AMENDED AND RESTATED DEMAND NOTE
FOR VALUE RECEIVED, without grace, each of the undersigned (herein jointly and severally called the "Borrower," whether one or more), promises to pay to the order of REGIONS BANK, an Alabama banking corporation (herein called the "Lender," and together with any subsequent holder of this note called the "Holder"), in the manner set forth below, the principal sum of Fifty Million and No/100 Dollars ($50,000,000.00), or so much thereof as may be advanced by the Lender hereunder, and to pay interest from the date advanced until payment in full on the unpaid principal balance of the amount advanced hereunder from time to time at the interest rate set forth below.
This Note shall bear interest (computed on an Actual/360 Day Basis) on the unpaid principal balance outstanding hereunder from time to time, until payment in full, at a floating interest rate equal to one and one-half percent (1.5%) (150 basis points) in excess of the LIBOR-Based Rate.
Principal and accrued interest hereunder shall be payable under this Note ON DEMAND, or if no demand is sooner made, on October 29, 2021. Interest owing on principal amounts outstanding hereunder shall also be payable monthly on the first day of each month, commencing on the first day of the first month after funding of and principal amount hereunder and then on the first day of each month until payment in full.
THIS IS A DEMAND NOTE, AND THE HOLDER SHALL HAVE THE UNRESTRICTED RIGHT TO DEMAND PAYMENT OF THE INDEBTEDNESS EVIDENCED HEREBY AT ANY TIME AND IN THE HOLDER'S ABSOLUTE SOLE DISCRETION.  TO THE EXTENT PERMITTED BY LAW, THE BORROWER AGREES THAT THE RIGHT OF THE HOLDER TO DEMAND PAYMENT SHALL NOT BE SUBJECT TO THE PROVISIONS OF SECTION 7-1-208 OF THE ALABAMA UNIFORM COMMERCIAL CODE OR ANY OTHER STATUTE OR PRINCIPLE OF LAW NOW OR HEREAFTER IMPOSING ANY OBLIGATION OF GOOD FAITH OR FAIR DEALING OR THAT MIGHT OTHERWISE IN ANY WAY LIMIT OR RESTRICT SUCH RIGHT TO DEMAND PAYMENT AT ANY TIME.
Notwithstanding anything to the contrary set forth in this Note, with or without prior notice to the Borrower, (i) the Lender shall have the right to refuse to make any advance requested by the Borrower under this Note in its sole discretion, (ii) nothing contained in this Note or any other Credit Document shall be construed to obligate the Lender to make any advance hereunder, (iii) the Borrower acknowledges and agrees that the Lender has not committed to extend credit to the Borrower and each advance made hereunder, if any, shall be made at the sole discretion of the Lender, and (iv) the Lender shall have the right at any time to terminate its commitment to make credit available to the Borrower under this Note and in connection therewith to declare all of the Obligations immediately due and payable.  The Borrower and the Lender agree that it is their intent that the Loan be "unconditionally cancelable" within the meaning of 12 C.F.R. Part 225, Appendix A, Section III(D)(5).
The Borrower further agrees with the Holder as follows:
SECTION 1 Rules of Construction.  This Note is subject to the rules of construction set forth in the Security Documents.

SECTION 2 Definitions.  As used in this Note, capitalized terms that are not otherwise defined herein have the meanings defined for them in the Security Documents and the following terms are defined as follows:
(a) Acquisition means (whether by purchase, exchange, issuance of stock, or other equity or debt securities, merger, reorganization, amalgamation, or any other method and whether by a single transaction or a series of related or unrelated transactions) any acquisition by any Obligor of (a) any other Person, which Person shall then become consolidated with any Obligor or any Subsidiary in accordance with generally accepted accounting principles; (b) voting equity interests issued by any other Person, but only if such acquisition results in any Obligor owning more than fifty percent (50%) of such voting equity interests; (c) all or substantially all of the assets of any other Person; or (d) the assets which constitute all or any substantial part of any division, line of business or operating unit of the business of any other Person.
(b) Actual/360 Day Basis means a method of computing interest and other charges on the basis of an assumed year of 360 days for the actual number of days elapsed, meaning that the interest accrued for each day will be computed by multiplying the interest rate applicable on that day by the unpaid principal balance on that day and dividing the result by 360.
(c) Business Day means any day, excluding Saturday and Sunday, on which the Lender's main office in Birmingham, Alabama, is open to the public for carrying on substantially all of its banking business.
(d) Credit Documents means this Note, the Security Documents described in Exhibit A and all other documents now or hereafter executed or delivered in connection with the transactions contemplated thereby.
(e) Default Rate means a rate of interest equal to two percentage (2.0%) points (200 basis points) in excess of the highest interest rate that would otherwise be payable on the principal indebtedness evidenced by this Note from time to time in the absence of the existence of a default, or the maximum rate permitted by law, whichever is less.
(f) Event of Default is defined in Section 11(a).  An Event of Default "exists" if an Event of Default has occurred and is continuing.
(g) Governmental Authority means any national, state, county, municipal or other government, domestic or foreign, and any agency, authority, department, commission, bureau, board, court or other instrumentality thereof.
(h) Interest Period means each period commencing on the last day of the immediately preceding Interest Period and ending on the same day of the month that interest is due one month thereafter; provided (i) the first Interest Period shall commence on the date hereof and end on the first day thereafter that interest is due, (ii) any Interest Period that ends in a month for which there is no day which numerically corresponds to the last day of the immediately preceding Interest Period shall end on the last day of the month and (iii) any Interest Period that would otherwise extend past the maturity date of this Note shall end on the maturity date of this Note.
(i) Joinder Agreement means a joinder agreement in the form of Exhibit B or such other form as may be acceptable to the Lender from time to time.

(j) LIBOR-Based Rate means with respect to any Interest Period, that rate for deposits in U. S. dollars for with a maturity of one month which appears on Reuters Screen LIBOR01 Page (or such other page that may replace that page on that service or on such other comparable financial information reporting service used by Lender, in its discretion, at the time such rate is determined) as of 11:00 a. m., London, England time on the day (the "Pricing Date") that is two LIBOR Business Days preceding the first day of such Interest Period (or if not so reported, then as determined by the Lender from another recognized source or from one or more interbank quotations, in Lender's discretion); provided, that, if the rate determined in the manner just described would be less than zero percent (0.0%), then in such case, but only in such case, the "LIBOR-Based Rate" shall mean zero percent (0.0%).
(k) LIBOR Business Day means a day on which the office of the Lender at which payments under this Note are to be made is open for business and on which dealings in U. S. dollar deposits are carried out in the London interbank market.
(l) Loan means the total principal amount advanced and outstanding at any time under this Note.
(m)      Obligations means (i) the payment of all amounts now or hereafter becoming due and payable under the Credit Documents, including the principal amount of this Note, all interest (including interest that, but for the filing of a petition in bankruptcy, would accrue on any such principal) and all other fees, charges and costs (including attorneys' fees and disbursements) payable in connection therewith; (ii) the observance and performance by the Borrower of all of the provisions of the Credit Documents; (iii) the payment of all sums advanced or paid by the Lender in exercising any of its rights, powers or remedies under the Credit Documents executed by the Borrower, and all interest (including post-bankruptcy petition interest, as aforesaid) on such sums provided for herein or therein; (iv) the payment and performance of all other indebtedness, obligations and liabilities of the Borrower to the Lender (including obligations of performance) of every kind whatsoever, arising directly between the Borrower and the Lender or acquired outright, as a participation or as collateral security from another person by the Lender, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, contracted or arising, joint or several, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced or whether they are evidenced by agreement or instrument, and whether incurred as maker, endorser, surety, guarantor, general partner, drawer, tort-feasor, account party with respect to a letter of credit, indemnitor or otherwise; and (v) all renewals, extensions, modifications and amendments of any of the foregoing, whether or not any renewal, extension, modification or amendment agreement is executed in connection therewith
(n) Obligors means the Borrower, each other person executing any Security Document as a grantor, (if the Borrower or any such grantor is a partnership) any general partner thereof, and any other maker, endorser, surety, guarantor or other person now or hereafter liable for the payment or performance, in whole or in part, of any of the obligations evidenced by this Note.
(o) Permitted Acquisition means the acquisition of City Gear by an Obligor in conformity with the terms heretofore disclosed to the Lender.
(p) Person (whether or not capitalized) includes natural persons, sole proprietorships, corporations, trusts, unincorporated organizations, associations, companies, institutions, entities, joint ventures, partnerships, limited liability companies and Governmental Authorities.
(q) Security Documents means the documents described on Exhibit A and all other documents now or hereafter securing or guaranteeing the obligations evidenced by this Note, or any part thereof.

SECTION 3 Place and Time of Payments.
(a) All payments by the Borrower to the Holder under this Note shall be made in lawful currency of the United States and in immediately available funds to the Lender at its Main Office in Birmingham, Alabama or at such other address within the continental United States as shall be specified by the Holder by notice to the Borrower.  Any payment received by the Holder after 2:00 p.m. (Birmingham, Alabama time) on a Business Day (or at any time on a day that is not a Business Day) shall be deemed made by the Borrower and received by the Holder on the following Business Day.
(b) All amounts payable by the Borrower to the Holder under this Note or any of the other Credit Documents for which a payment date is expressly set forth herein or therein shall be payable on the specified due date without notice or demand by the Holder.  All amounts payable by the Borrower to the Holder under this Note or the other Credit Documents for which no payment date is expressly set forth herein or therein shall be payable ten days after written demand by the Holder to the Borrower.  The Holder may, at its option, send written notice or demand to the Borrower of amounts payable on a specified due date pursuant to this Note or the other Credit Documents, but the failure to send such notice shall not affect or excuse the Borrower's obligation to make payment of the amounts due on the specified due date.
(c) Payments that are due on a day that is not a Business Day shall be payable on the next succeeding Business Day, and any interest payable thereon shall be payable for such extended time at the specified rate.
SECTION 4 Prepayments.  The Borrower may at any time prepay all or any part of the principal indebtedness evidenced by this Note, without premium or penalty.  Any prepayment shall be accompanied by the payment of accrued interest to the date of prepayment on the principal amount prepaid.
SECTION 5 Certain LIBOR Provisions.
(a)  The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the LIBOR-Based Rate for the applicable Interest Period, (the "Index"). The Index is not necessarily the lowest rate charged by the Lender on its loans. In the event that Lender should at any time determine (which determination shall be conclusive absent manifest error) that (i) the Index is unavailable, (ii) the Index cannot be determined, (iii) the Index does not adequately reflect the cost to Lender of making, funding, or maintaining the Loan, or (iv) it is no longer lawful for Lender to lend at any rate based on the Index, then Lender, in its sole discretion, will designate a substitute index and provide notice to Borrower of such substitute index. Thereafter, such alternate index shall be deemed to be and shall become the Index as that term is used in this Note.
(b) The United Kingdom's Financial Conduct Authority ("FCA") has announced it will phase out its support of the London Interbank Offered Rate. The London Interbank Offered Rate may be sustained until the end of 2021. Borrower acknowledges that if during the term of this Note, the London Interbank Offered Rate is no longer published, becomes unavailable, or cannot be lawfully maintained, Borrower's variable interest rate will be determined based on an alternate interest rate index in accordance with the terms of this Note. The effect of the FCA's decision to no longer support the London Interbank Offered Rate cannot be predicted, or, if changes are ultimately made to the London Interbank Offered Rate, the effect of those changes cannot be predicted. In addition, Borrower acknowledges the impact of any interest rate index change related to the Loan due to the FCA's decision to phase out its support of the London Interbank Offered Rate, should this occur, cannot be predicted and may or may not be advantageous to Borrower.

SECTION 6 Representations and Warranties.  The Borrower represents and warrants to Lender that: (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) the execution, issuance and delivery of this Note and each other document or instrument executed and delivered in connection herewith (i) are within the Borrower's powers, (ii) have been duly authorized, (iii) do not result in the breach of or constitute a default under any indenture, agreement, instrument or undertaking to which the Borrower is a party or by which it or its property may be bound or affected, and (iv) are not in violation of law or regulation or of the terms of the Borrower's organizational papers; (c) this Note and each other document or instrument executed and delivered in connection herewith are valid, binding and enforceable in accordance with their respective terms; (d) the proceeds of the Loans shall be used solely for lawful general corporate purposes; provided, however, that no Borrower shall use any part of the proceeds of any Loan to purchase or carry any margin stock (other than its own stock) within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any margin stock; (e) the person or persons executing this Note on behalf of the Borrower are duly appointed officers or other representatives of the Borrower with authority to execute and deliver this Note on behalf of the Borrower; (f) no Borrower nor any director, officer, employee, agent, affiliate or representative of any Borrower, is an individual or entity that is, or is owned or controlled by any individual or entity that is (1) currently the subject or target of any Sanction or (2) located, organized or resident in any country or territory to the extent that such country or territory itself is the subject of any Sanction; and (g) the Borrower is not and will not be using "plan assets" (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans. For purposes of this paragraph, (i) the term "Sanction" means any sanction administered or enforced by the United States government (including without limitation, the Office of Foreign Assets Control of the United States Department of the Treasury), the United Nations Security Council, the European Union, Her Majesty's Treasury or other relevant sanctions authority; (ii) the term "Benefit Plan" means any of (A) an "employee benefit plan" (as defined in ERISA) that is subject to Title I of ERISA, (B) a "plan" as defined in Section 4975 of the Internal Revenue Code of 1986 or (C) any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986) the assets of any such "employee benefit plan" or "plan"; and (iii) the term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder. The request of the Borrower for an advance hereunder and the receipt by the Borrower of the proceeds thereof shall be deemed a representation by the Borrower that as of the date of such request and receipt all representations and warranties contained herein shall be true and correct and with the same force and effect as though such representations and warranties had been made on and as of the date of such request and receipt.
SECTION 7 Default Rate.  If an Event of Default exists, this Note shall bear interest at the Default Rate, until the earlier of (a) such time as all amounts due hereunder are paid in full or (b) no such Event of Default exists.
SECTION 8 Late Charge.  The Borrower agrees to pay to the Holder, on demand, a late charge computed as follows to cover the extra expense involved in handling late payments:  The late charge will be equal to five percent (5.0%) of any payment that is not paid within 12 days after it is due.  The late charge shall never be less than $10.00 nor more than $250 on each payment.  This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other right the Lender may have, including the right to declare the entire unpaid principal and interest immediately due and payable and the right to collect interest on any late payment at the Default Rate.
SECTION 9 Security Documents.  This Note with interest is secured by and entitled to the benefits of the Security Documents.  Reference to the Security Documents is hereby made for all of the provisions thereof.  This Note may be secured by Security Documents that are not described on Exhibit A.  This Note shall be secured by all security documents that by their terms secure this Note, whether or not described in Exhibit A, and all such documents shall constitute Security Documents.

SECTION 10 Acquisitions and Future Subsidiaries.  No Obligor shall engage in an Acquisition (other than the Permitted Acquisition) without the prior written consent of the Lender.  No Obligor shall create a new subsidiary (except subsidiaries created in connection with the Permitted Acquisition) without the prior written consent of the Lender.  If the Lender consents to the creation of a new subsidiary by an Obligor (whether in connection with an Acquisition that the Lender has consented to, the Permitted Acquisition or otherwise); then within five (5) Business Days of any Person's becoming a direct or indirect subsidiary of Borrower or any other Obligor, Borrower shall cause such subsidiary to (i) execute and deliver to the Lender, a Joinder Agreement, causing such Subsidiary to become a party to the Guaranty, as a joint and several "Guarantor" and the Negative Pledge, as a joint and several "Grantor"; (ii) deliver to the Lender, with results satisfactory to the Lender, all documentation and other information required by the Lender's bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the PATRIOT Act, with respect to the joinder of such Subsidiary as a Guarantor; (iii) if requested by the Lender, execute and deliver to the Lender a Guaranty of all Obligations; and (iv) deliver such other documentation as the Lender may request in connection with the foregoing, including appropriate UCC-1 financing statements, certified resolutions and other organizational and authorizing documents of such subsidiary, all in form, content, and scope satisfactory to the Lender.
SECTION 11 Events of Default.  The occurrence of any of the following events shall constitute an event of default ("Event of Default") under this Note (whatever the reason for such event and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any Governmental Requirement):  (a) any representation or warranty made in any of the Credit Documents shall prove to be false or misleading in any material respect as of the time made; or (b) any report, certificate, financial statement or other instrument furnished in connection with this Note or any of the other Credit Documents shall prove to be false or misleading in any material respect as of the time furnished; or (c) the Borrower or any Obligor fails to comply with Section 10 hereof; or (d) the Borrower incurs, creates, assumes or permits to exist any indebtedness or liability for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except the indebtedness evidenced by this Note, indebtedness arising under that certain $50,000,000 line of credit currently in existence with Bank of America and other de minimis indebtedness incurred in the ordinary course of business that is consistent with past practices by the Borrower; or (e) default shall be made in the payment when due of any of the obligations evidenced by this Note or any part thereof; or (f) any default or event of default, as therein defined, shall occur under any of the other Credit Documents (after giving effect to any applicable notice, grace or cure period specified therein); or (g) the Holder shall deem itself insecure for any other reason whatsoever.
SECTION 12 Acceleration.  If an Event of Default exists that does not already result in the automatic acceleration of this Note under another Credit Document, the Holder shall have the right without further notice to the Borrower to declare the entire unpaid principal balance of the indebtedness evidenced by this Note, with accrued interest, to be immediately due and payable.
SECTION 13 Certain Waivers and Agreements by Obligors.
(a) As to the obligations evidenced by this Note, each Obligor severally (1) waives demand, presentment, protest, notice of protest, suit and all other requirements necessary to hold liable such Obligor or any of the other Obligors; (2) waives all exemptions of personal property secured to any Obligor under the Constitution and laws of the State of Alabama or any other state; and (3) agrees to pay all costs of collection, including a reasonable attorney's fee, in the event default should be made in the payment of any of the obligations evidenced by this Note.
(b) Each Obligor severally (1) acknowledges that the Lender has not made any representations or entered into any agreements with such Obligor to induce such Obligor to enter into the transactions contemplated by this Note except as set forth in writing in the Credit Documents; (2) agrees upon request such Obligor will furnish financial statements to the Holder and grant the Holder access to such Obligor's books and records; (3) agrees that any obligations of any Obligor may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, discharged or released by the Holder, and any collateral, lien, right of set-off or other security for the obligations evidenced by this Note or any other obligations of any Obligor to the Holder may, from time to time, in whole or in part, be exchanged, sold, released, satisfied, or terminated, all without notice to, or in any way affecting or releasing any of the obligations of any other Obligor; and (4) agrees that the Holder will not be required first to resort to any Security Document, any guaranty or any other security pledged or granted to the Holder, but upon a default under this Note or any of the Security Documents, the Holder may forthwith look to any Obligor for payment hereunder or may look to and realize upon any other security held by the Holder, in any order the Holder chooses, until the entire debt evidenced by this Note is paid.
SECTION 14 Joint and Several Liability.  If the Borrower is comprised of more than one person, all of the Borrower's representations, warranties, covenants and agreements under this Note shall be joint and several and shall be binding on and enforceable against either, any or all of the persons comprising the Borrower.  If any one or more of the persons comprising the Borrower is in default, the Holder may exercise its remedies on default against all of the persons comprising the Borrower.
SECTION 15 Independent Obligations.  The Borrower agrees that each of the obligations of the Borrower to the Holder under this Note may be enforced against the Borrower without the necessity of joining any other Obligor, any other holders of Liens in any Property or any other person, as a party.
SECTION 16 Heirs, Successors and Assigns.  Whenever in this Note any party hereto is referred to, such reference shall be deemed to include the heirs, successors and assigns of such party, except that the Borrower may not assign or transfer its obligations under this Note without the prior written consent of the Holder; and all obligations of the Borrower under this Note shall bind the Borrower's heirs, successors and assigns and shall inure to the benefit of the successors and assigns of the Holder.
SECTION 17 Governing Law.  This Note shall be construed in accordance with and governed by the internal laws of the State of Alabama except as required by mandatory provisions of law (without regard to conflict of law principles).
SECTION 18 Separability Clause.  If any provision of the this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 19 No Oral Agreements.  This Note is the final expression of the agreement between the parties hereto, and this Note may not be contradicted by evidence of any prior oral agreement between such parties.  All previous oral agreements between the parties hereto have been incorporated into this Note and the other Credit Documents, and there is no unwritten oral agreement between the parties hereto in existence.
SECTION 20 Waiver and Election.  The exercise by the Holder of any option given under this Note or the Security Documents shall not constitute a waiver of the right to exercise any other option.  No failure or delay on the part of the Holder in exercising any right, power or remedy under this Note or the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy.  No modification, termination or waiver of any provisions of this Note, nor consent to any departure by the Borrower therefrom, shall be effective unless in writing and signed by an authorized officer of the Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
SECTION 21 Indemnity.  The Borrower will indemnify, on a joint and several basis, and hold Lender harmless from, on a joint and several basis, any losses, liabilities, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (a) any inaccurate representation made by any Borrower in this Note, or (b) any breach of any of the warranties or other obligations of any Borrower under this Note. This indemnity includes but is not limited to attorneys' fees. This indemnity extends to the Lender, its affiliates and the partners, directors, officers, employees, agents and advisors of the Lender and of the Lender's affiliates. This indemnity will survive repayment of the Borrowers' obligations to the Lender under this Note. All sums due to the Lender pursuant to this paragraph shall due and payable upon demand
SECTION 22 Set-off.  While any Event of Default exists, the Lender is authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations evidenced by this Note, irrespective of whether or not the Lender shall have made any demand under this Note and although such obligations may be unmatured.  The rights of the Lender under this Section 22 are in addition to all other rights and remedies (including other rights of set-off or pursuant to any banker's lien) that the Lender may have.
SECTION 23 Time of Essence.  Time is of the essence of this Note.
SECTION 24 Participations.  The Borrower understands that the Lender may from time to time enter into a participation agreement or agreements with one or more participants pursuant to which each such participant shall be given a participation in the Loan and that any such participant may from time to time similarly grant to one or more subparticipants subparticipations in the Loan. The Borrower agrees that any participant or subparticipant may exercise any and all rights of banker's lien or set-off with respect to the Borrower, as fully as if such participant or subparticipant had made a loan directly to the Borrower in the amount of the participation or subparticipation given to such participant or subparticipant in the Loan. For the purposes of this Section only, the Borrower shall be deemed to be directly obligated to each participant or subparticipant in the amount of its participation interest in the amount of the principal of, and interest on, the Loan. Nothing contained in this Section shall affect the Lender's right of set-off (under Section 22 or applicable law) with respect to the entire amount of the Loan, notwithstanding any such participation or subparticipation. The Lender may divulge to any participant or subparticipant all information, reports, financial statements, certificates and documents obtained by it from the Borrower or any other person under any provision of the Agreement or otherwise.
SECTION 25 Submission to Jurisdiction.  The Borrower irrevocably (a) acknowledges that this Note will be accepted by the Lender and performed by the Borrower in the State of Alabama; (b) submits to the jurisdiction of each state or federal court sitting in Jefferson County, Alabama (collectively, the "Courts") over any suit, action or proceeding arising out of or relating to this Note or any of the other Credit Documents (individually, an "Agreement Action"); (c) waives, to the fullest extent permitted by law, any objection or defense that the Borrower may now or hereafter have based on improper venue, lack of personal jurisdiction, inconvenience of forum or any similar matter in any Agreement Action brought in any of the Courts; (d) agrees that final judgment in any Agreement Action brought in any of the Courts shall be conclusive and binding upon the Borrower and may be enforced in any other court to the jurisdiction of which the Borrower is subject, by a suit upon such judgment;  consents to the service of process on the Borrower in any Agreement Action by the mailing of a copy thereof by registered or certified mail, postage prepaid, to the Borrower at the Borrower's address designated at the end of this Note; (e) agrees that service in accordance with Section 25(a)  shall in every respect be effective and binding on the Borrower to the same extent as though served on the Borrower in person by a person duly authorized to serve such process; and (f) AGREES THAT THE PROVISIONS OF THIS SECTION, EVEN IF FOUND NOT TO BE STRICTLY ENFORCEABLE BY ANY COURT, SHALL CONSTITUTE "FAIR WARNING" TO THE BORROWER THAT THE EXECUTION OF THIS NOTE MAY SUBJECT THE BORROWER TO THE JURISDICTION OF EACH STATE OR FEDERAL COURT SITTING IN JEFFERSON COUNTY, ALABAMA WITH RESPECT TO ANY AGREEMENT ACTIONS, AND THAT IT IS FORESEEABLE BY THE BORROWER THAT THE BORROWER MAY BE SUBJECTED TO THE JURISDICTION OF SUCH COURTS AND MAY BE SUED IN THE STATE OF ALABAMA IN ANY AGREEMENT ACTIONS.  Nothing in this Section 25(a) shall limit or restrict the Lender's right to serve process or bring Agreement Actions in manners and in courts otherwise than as herein provided.
SECTION 26 Usury Laws.  Any provision of this Note or any of the other Credit Documents to the contrary notwithstanding, the Borrower and the Lender agree that they do not intend for the interest or other consideration provided for in this Note and the other Credit Documents to be greater than the maximum amount permitted by applicable law.  Regardless of any provision in this Note or any of the other Credit Documents, the Lender shall not be entitled to receive, collect or apply, as interest on the Obligations, any amount in excess of the maximum rate of interest permitted to be charged under applicable law until such time, if any, as that interest, together with all other interest then payable, falls within the then applicable maximum lawful rate of interest.  If the Lender shall receive, collect or apply any amount in excess of the then maximum rate of interest, the amount that would be excessive interest shall be applied first to the reduction of the principal amount of the Obligations then outstanding in the inverse order of maturity, and second, if such principal amount is paid in full, any excess shall forthwith be returned to the Borrower.  In determining whether the interest paid or payable under any specific contingency exceeds the highest lawful rate, the Borrower and the Lender shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) consider all the Obligations as one general obligation of the Borrower, and (d) "spread" the total amount of the interest throughout the entire term of this Note so that the interest rate is uniform throughout the entire term of this Note.
SECTION 27 Legal Entity Customer Provisions.  If Borrower is a Legal Entity Customer, Borrower agrees to provide Lender immediately with information and documentation that Lender requests about Borrower's Beneficial Owners and any other person(s) or entity(ies) having direct or indirect equity interest in Borrower. Further, Borrower certifies and confirms that Borrower will notify Lender immediately-and in no event no later than at any loan renewal-should Borrower have any change to its Beneficial Owners or any other person(s) or entity(ies) having any direct or indirect equity interest in Borrower. Should Borrower fail to notify Lender of such change, Borrower confirms and certifies to Lender that the Beneficial Owner and other ownership information previously provided to Lender is complete, accurate, and up-to-date. Nothing in this paragraph shall be construed to obligate Lender to renew Borrower's loan.  "Beneficial Owner" has its meaning set forth in 31 C.F.R. § 1010.230(d) and includes each individual, if any, who owns, directly or indirectly, 25 percent or more of the equity interests of a Legal Entity Customer, as well as a single individual with significant responsibility to control, manage, or direct a Legal Entity Customer.  Legal Entity Customer" has its meaning set forth in

 31 C.F.R. § 1010.230(e) and includes a corporation, limited liability company, or other entity that is created by a filing of a public document with a Secretary of State or similar office, a general partnership, and any similar business entity formed under the laws of a foreign jurisdiction that opens an account.
SECTION 28 Waiver of Jury Trial.  The Borrower and the Lender hereby (a) irrevocably and unconditionally waive the right to a trial by jury in any action or proceeding or counterclaim of any type as to any matter arising directly or indirectly out of or with respect to this Note or any of the other Credit Documents or any other document executed in connection herewith or therewith and (b) agree that either party may file a copy of this Note with any court as written evidence of the knowing, voluntary and bargained for agreement between the parties irrevocably to waive trial by jury, and that any dispute or controversy of any kind whatsoever between them shall instead be tried in a court of competent jurisdiction by a judge sitting without a jury.
SECTION 29 Amendment and Restatement.  This Note amends and restates, and is given in replacement of, and not in payment of, that certain Promissory Note, dated April 25, 2018 (collectively with all prior notes amended and restated thereby and by any predecessor notes referenced therein, the "Existing Note"), given by the Hibbett Sports, Inc., a Delaware corporation, in favor of the Lender and is in no way intended, and shall not be deemed or construed, to constitute a novation of the Existing Note.
SECTION 30 Notices.  All notices required under this Note shall be in writing and shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier; to the Parent Borrower or the Lender, as the case may be, at its address set forth below, or sent by facsimile to the facsimile number set forth for such party below, or to such other addresses or facsimile numbers as the Lender and the Parent Borrower may specify from time to time in writing. Notices and other communications sent by (a) first class mail shall be deemed delivered on the earlier of actual receipt or on the fourth business day after deposit in the U.S. mail, postage prepaid, (b) overnight courier shall be deemed delivered on the next business day after deposit with the overnight courier, (c) other methods of hand-delivery (including telegram, lettergram or mailgram) shall be deemed delivered when delivered, and (d) facsimile shall be deemed delivered when transmitted.
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 IN WITNESS WHEREOF, each of the undersigned has caused this Note dated October 29, 2018 to be executed and delivered under seal.

HIBBETT SPORTS, INC.
By:  /s/ Jeffry O. Rosenthal
Name:  Jeffry O. Rosenthal
Title: CEO

Notice Address:

2700 Milan Court
Birmingham, AL 35211

ACKNOWLEDGED AND AGREED
AS OF THE DATE FIRST WRITTEN ABOVE:

REGIONS BANK

By:  /s/ Brook Balogh
Name:  Brook Balogh
Title: Director

END OF EXHIBIT 10.2